Exhibit 10.56

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                600 MAYER STREET
                         BRIDGEVILLE, PENNSYLVANIA 15017



                                                January 4, 1995



Richard M. Ubinger
Chief Financial Officer
1100 Tidewood Drive
Bethel Park, PA  15102

Dear Mr. Ubinger:

         Effective January 1, 1995, you will become eligible to participate in the stock incentive plan offered by Universal Stainless & Alloy Products, Inc. (the "Corporation") to certain of its key employees. With the addition of this important new benefit, this letter will confirm that the terms of your employment with the Corporation are as follows:

         1. Position and Duties. Unless and until you are promoted or demoted or your assignment is otherwise changed, you will continue to hold the position of Chief Financial Officer. You will devote your full working time, attention and efforts to performing all duties assigned to that position and all other duties consistent with your experience which may be assigned to you from time to time by the Corporation. While employed by the Corporation, you will not be employed by, or render services for remuneration to, any other person or business without the Corporation's prior express written consent.

         2. Salary. Until your salary is adjusted or your employment ends, you will be paid a monthly salary of $80,000, minus withholdings for federal, state and local income taxes, FICA, FUTA, and any other withholdings required by law and minus such deductions as you may authorize.

         3. Stock Incentive Plan. On September 23, 1994, the Board of Directors of the Corporation adopted a Stock Incentive Plan for the purpose of securing for officers and other key employees of the Corporation the benefits arising from the ownership of stock of the Corporation. As one of the key employees of the Corporation you are eligible to participate in the Stock Incentive Plan. The details of the Stock Incentive Plan shall be distributed to you under separate cover.

         4. Benefits. You will be eligible for vacation and sick leave and for life, major medical, hospitalization, dental, vision and disability insurances, and to participate in our



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Employee's Name and Address
January 4, 1995
Page 2




retirement plan on the same terms and subject to the same conditions as such benefits are provided for or made available to other full-time salaried executive, professional, and administrative employees of the Corporation.

         5. Disclosure and Assignment of Inventions. By signing this letter, you agree promptly to disclose to the Corporation and to assign to the Corporation every invention, product, process, apparatus, discovery, improvement, development, design, technique and innovation, whether patentable or not (collectively referred to as "Inventions") which relate in any way to the Corporation's business or which result from or which may be or may have been suggested by any work you did for the Corporation or at the Corporation's request, which you, individually or jointly, may invent, discover, conceive, acquire or originate during your employment with the Corporation or during the first 12 months after your employment is terminated for any reason. You also agree that you will fully cooperate with the Corporation in applying for and securing in the Corporation's name, any patent or patents with respect to any Inventions in every country in which the Corporation may desire to secure patent protection including, without limitation, testifying truthfully on the Corporation's behalf relative to any patent or patent applications and executing all appropriate documents the Corporation presents to you to enable the Corporation to secure patent protection and to transfer legal title to same and to transfer any patents which may be issued thereon to the Corporation. You further agree that this provision will survive any termination of this Agreement.

         6. Confidentiality. By signing this Agreement, you acknowledge that you will have access to, learn, and may create certain of the Corporation's trade secrets and other confidential and proprietary business information which is valuable to the Corporation in its business. You agree that, both during your employment with the Corporation and after such employment ends, you will not directly or indirectly disclose to any third party, except in the furtherance of your duties to the Corporation, or use or cause or permit to be used, for your own benefit or for the benefit of any person other than the Corporation, any confidential or proprietary information or trade secrets or other information concerning the Corporation's business which is not public knowledge. You further agree to return to the Corporation before or immediately upon any termination of your employment with the Corporation, all written or recorded information, materials and equipment which are the property of the



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Employee's Name and Address
January 4, 1995
Page 3




Corporation, which relate to the Corporation's business and/or which constitute or reflect any of the Corporation's trade secrets or confidential or proprietary information. You expressly agree that this provision will survive any termination of this Agreement.

         7. Noncompetition. By signing this Agreement, you agree that you will not, without the prior written consent of the Corporation, for a period of one year after your employment ends, directly or indirectly, within the United States of America, be employed by or consult with or perform any services for or have any interest in any business, corporation, sole proprietorship, partnership or other entity (as an employee, officer, director, agent, stockholder, partner, creditor, consultant or otherwise) which manufactures, sells or distributes any products of the types manufactured, sold or distributed by the Corporation, during your employment therewith.

         You further agree that you will not, during the one-year period immediately following any termination of your employment, directly or indirectly, for yourself or for any third party, call on or solicit or enter into any contract with any of the Corporation's current or former customers concerning the manufacture, sale or distribution of any of the Corporation's products or of any similar products. Additionally, during the one-year period immediately following any termination of your employment, you agree not to solicit or invite any of the Corporation's employees to enter into any employment or other contract with you or with any business to which you may render services or in which you may have an interest (as an employee, officer, director, agent, stockholder, creditor, consultant or otherwise) concerning the manufacture, sale or distribution of products manufactured, sold or distributed by the Corporation during your employment.

         You expressly agree that all provisions of this Section 7 will survive any termination of this Agreement.

         8. Term and Termination of Employment. Your employment will continue until terminated by your death or by your verbal or written notice of termination to the Corporation or by our verbal or written notice of termination to you. The Corporation may terminate your employment for cause determined in management's discretion and pay the cost of continued coverage under any of its insurance programs in which you are eligible to continue to participate, for a period of one year.



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         When signed by you where indicated below, this letter will constitute the entire agreement between you and the Corporation relating to your employment and will supersede all prior agreements and understandings between you and the Corporation pertaining to your employment. Once signed, the agreements memorialized in this letter cannot be changed or waived except by means of another written agreement between you and the Corporation duly signed by you and by an authorized signatory of the Corporation on behalf of the Corporation. This agreement and the employment relationship it creates will be governed by the law of the Commonwealth of Pennsylvania.

         A second original of this letter is enclosed. If this letter accurately describes the terms of your employment, please sign both originals, in the presence of a witness, where indicated below, and return one of the signed originals to me.

         I will look forward to our continuing efforts on behalf of the Corporation.

                                            Sincerely yours,


                                            /s/ Clarence M. McAninch

                                            Clarence M. McAninch
                                            President & Chief Executive
                                            Officer


By my signature hereon, I accept the terms and conditions of employment stated above.

                                            Witness:
/s/ Richard M. Ubinger
------------------------
Richard M. Ubinger                          (signature)




                                            (type or print witness' name
                                            and address)